Exhibit 99.1

Mitek Reports 37% Revenue Growth in First Quarter Fiscal 2016

Company Signs Four New Fortune 500 Customers for ID Product Offering

SAN DIEGO, CA, January 28, 2016 – Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and identity verification software solutions, today announced its financial results for the first quarter of fiscal 2016 ended December 31, 2015.

Fiscal First Quarter 2016 Highlights

•	Total revenue increased 37% year over year to $7.4 million
•	The Company signed four new Fortune 500 companies across several different verticals for its Mobile Fill ID capture product offering
•	The Company generated $1.0 million in cash flows from operations
•	Total cash and investments at the end of the first quarter was $27.6 million, compared to $26.7 million at the end of fiscal 2015

Commenting on the results, James DeBello, President and CEO of Mitek, said:

“We are very pleased to report another strong quarter for Mitek, driven by increased revenue contribution from both of our new ID capture and verification product offerings, and continued growth in our industry leading mobile check deposit product.

“We licensed our ID solutions to several new logos during the quarter, including four new Fortune 500 companies across several different verticals. These new customers will be using our Mobile Fill product offering to more effectively and efficiently serve the rapidly growing mobile self-service channel as they look to increase their new customer conversion metrics.

“With our two new ID products, Mobile Fill and Mobile Verify, we are focused on further expansion into the multi-billion-dollar mobile ID verification market in the coming year. Mitek has become the de facto standard in mobile capture in the financial services industry and we are well positioned to leverage this leading position by expanding into the new, high growth mobile ID capture and verification market.

“Mobile check deposit remains a tremendous growth opportunity as we continue to see increased adoption in both the consumer and commercial markets. While the number of Americans using mobile deposit continues to increase, it still represents less than 5% of the approximately 19 billion checks deposited in the U.S. each year according to the most recent Fed study, representing a significant growth opportunity in the years to come. Our recently launched Mobile Multi-Check Capture solution is aimed squarely at addressing the untapped commercial mobile deposit market, which makes up two-thirds of the checks deposited annually.

“We are very excited about our strong start to fiscal 2016 and look forward to building on our success throughout the remainder of the year.”

Fiscal 2016 First Quarter Results

Total revenue for the first quarter of fiscal 2016 was $7.4 million, a 37% increase year over year compared to total revenue of $5.4 million in the first quarter of fiscal 2015.

GAAP net loss for the first quarter of fiscal 2016 was ($0.3) million, or a ($0.01) loss per diluted share, compared to GAAP net income of $0.1 million, or breakeven per diluted share, in the first quarter of fiscal 2015.

Non-GAAP net income for the first quarter of fiscal 2016 was $1.3 million, or $0.04 per diluted share, compared to non-GAAP net income of $1.5 million, or $0.05 per diluted share, in the first quarter of fiscal 2015.

The Company ended the first quarter of fiscal 2016 with cash and investments of $27.6 million, compared to $26.7 million at the end of fiscal 2015.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss the Company's financial results.

To listen to the live conference call, parties in the United States and Canada should dial 888-417-8516, access code: 1079947. International parties should call 719-325-2361 using access code: 1079947. Please dial in approximately 15 minutes prior to the start of the call.

A live and archived webcast of the conference call will be accessible on the "Investor Relations" section of the Company's website at www.miteksystems.com. To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software.

About Mitek

Mitek (MITK) is a global leader in mobile capture and identity verification software solutions. Mitek’s ID document verification allows an enterprise to verify a user’s identity during a mobile transaction, enabling financial institutions, payments companies and other businesses operating in highly regulated markets to transact business safely while increasing revenue from the mobile channel. Mitek also reduces the friction in the mobile user experience with advanced data prefill. These innovative mobile solutions are embedded into the apps of more than 4,500 organizations and used by tens of millions of consumers daily for new account opening, insurance quoting, mobile check deposit and more. Learn more at www.miteksystems.com (MITK-F)

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company's long-term prospects and market opportunities beyond the financial services market are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company's ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company's products, the Company's ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit® by the Company's signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC's website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company's actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs and acquisition-related costs and expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

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MITEK SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2015 (Unaudited)	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$4,353,905	$2,752,638
Short-term investments	21,105,395	23,921,328
Accounts receivable, net	4,237,736	3,936,687
Other current assets	825,856	798,212
Total current assets	30,522,892	31,408,865
Long-term investments	2,144,565	-
Property and equipment, net	940,449	975,335
Goodwill and Intangible assets	5,979,029	6,270,248
Other non-current assets	92,049	92,049
Total assets	$39,678,984	$38,746,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,611,130	$1,537,545
Accrued payroll and related taxes	1,233,672	2,061,204
Deferred revenue, current portion	4,225,050	3,516,487
Other current liabilities	317,553	288,937
Total current liabilities	7,387,405	7,404,173
Deferred revenue, non-current portion	189,865	221,833
Other non-current liabilities	734,407	687,379
Total liabilities	8,311,677	8,313,385
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value, 60,000,000 shares authorized, 31,860,865 and 31,721,114 issued and outstanding, respectively	31,861	31,721
Additional paid-in capital	65,311,694	63,905,459
Accumulated other comprehensive loss	(153,362)	(3,241)
Accumulated deficit	(33,822,886)	(33,500,827)
Total stockholders’ equity	31,367,307	30,433,112
Total liabilities and stockholders’ equity	$39,678,984	$38,746,497

MITEK SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2015	2014
Revenue
Software	$4,729,595	$3,746,517
Services	2,674,847	1,642,805
Total revenue	7,404,442	5,389,322
Operating costs and expenses
Cost of revenue-software	390,637	213,910
Cost of revenue-services	551,742	283,491
Selling and marketing	2,462,974	1,438,066
Research and development	1,706,747	1,155,142
General and administrative	2,090,874	2,164,839
Acquisition-related costs and expenses	543,233	-
Total operating costs and expenses	7,746,207	5,255,448
Operating income (loss)	(341,765)	133,874
Other income (expense), net
Interest and other expense	(601)	(1,050)
Interest and other income	36,650	16,253
Total other income (expense), net	36,049	15,203
Income (loss) before income taxes	(305,716)	149,077
Income tax provision	(16,343)	(2,897)
Net income (loss)	$(322,059)	$146,180
Net income (loss) per share – basic	$(0.01)	$0.00
Net income (loss) per share – diluted	$(0.01)	$0.00
Shares used in calculating net income (loss) per share – basic	31,094,417	30,618,097
Shares used in calculating net income (loss) per share – diluted	31,094,417	31,173,815

MITEK SYSTEMS, INC.

NON-GAAP NET INCOME (LOSS) RECONCILIATION

(Unaudited)

	Three Months Ended December 31,
	2015	2014
Income (loss) before income taxes	$(305,716)	$149,077

Add back:
Acquisition-related costs and expenses	543,233	-
Intellectual property litigation expenses	112,717	500,742
Stock compensation expense	988,857	814,060

Non-GAAP income before income taxes	1,339,091	1,463,879
Non-GAAP provision for income taxes	(16,343)	(2,897)

Non-GAAP net income	$1,322,748	$1,460,982

Non-GAAP net income per share - basic	$0.04	$0.05

Non-GAAP net income per share - diluted	$0.04	$0.05

Shares used in calculating non-GAAP net income per share - basic	31,094,417	30,618,097

Shares used in calculating non-GAAP net income per share - diluted	32,064,223	31,173,815

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Investor Contact:

Todd Kehrli or Jim Byers

MKR Group, Inc.

mitk@mkr-group.com